As filed with the Securities and Exchange Commission on April 28, 1998
                                                      Registration No. 333-46145

================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                              --------------------

                         POST-EFFECTIVE AMENDMENT NO. 1
                                       TO
                                    FORM S-4
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                              --------------------

                     QWEST COMMUNICATIONS INTERNATIONAL INC.
             (Exact name of registrant as specified in its charter)

                              --------------------

          DELAWARE                             4813                       84-1339282
(State or other jurisdiction of       (Primary standard Industrial     (I.R.S. employer
 incorporation or organization)       classification code number)    identification number)

                                1000 QWEST TOWER
                             555 SEVENTEENTH STREET
                             DENVER, COLORADO 80202
                                 (303) 291-1400

               (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                              --------------------

              ROBERT S. WOODRUFF, EXECUTIVE VICE PRESIDENT--FINANCE
                     QWEST COMMUNICATIONS INTERNATIONAL INC.
                                1000 QWEST TOWER
                             555 SEVENTEENTH STREET
                             DENVER, COLORADO 80202
                                 (303) 291-1400

            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                              --------------------

                                   COPIES TO:

       DRAKE S. TEMPEST, ESQ.                  ERNEST J. PANASCI, ESQ.
     GREGORY P. PATTI, JR., ESQ.               KEVIN G. O'CONNELL, ESQ.
       O'MELVENY & MYERS LLP            SLIVKA ROBINSON WATERS & O'DORISIO, P.C.
          CITICORP CENTER                    1099 18TH STREET, SUITE 2600
  153 EAST 53RD STREET, 54TH FLOOR            DENVER, COLORADO 80202-1926
    NEW YORK, NEW YORK 10022-4611                  (303) 297-2600
           (212) 326-2000                       (303) 297-2750 (FAX)
         (212) 326-2061 (FAX)

                          DE-REGISTRATION OF SECURITIES


         This Post-Effective Amendment No. 1 amends the Registration Statement on Form S-4 (Registration No. 333-46145) (the "Registration Statement") on which Qwest Communications International Inc. registered 836,446 shares of common stock to be issued by the Registrant pursuant to an Amended and Restated Agreement and Plan of Merger dated December 31, 1997 (the "Merger Agreement"), among the Registrant, Qwest 1997-5 Acquisition Corp. (a wholly owned subsidiary of the Registrant) and Phoenix Network, Inc. ("Phoenix"). The Securities and Exchange Commission declared the Registration Statement effective on February 12, 1998.

         The Registrant issued a total of 785,516 shares of its common stock pursuant to the Merger Agreement (including 341 shares sold, the sale proceeds of which are to be used to pay cash in lieu of fractional shares of the Registrant). This Post-Effective Amendment No. 1 is filed to deregister the shares of common stock of the Registrant to the extent they were not issued in connection with the Merger Agreement. Therefore, a total of 50,930 shares of the Registrant's common stock are to be deregistered upon the filing of the Post-Effective Amendment No. 1.



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

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Post-Effective Amendment No. 1 to Registration Statement No. 333-46145 to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Denver, State of Colorado, on April 28, 1998.



                                    QWEST COMMUNICATIONS INTERNATIONAL INC.



                                    By:  /s/ ROBERT S. WOODRUFF
                                       --------------------------------------
                                    Name:    Robert S. Woodruff
                                    Title:   Executive Vice President---Finance


Pursuant to the Requirement of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons on April 28, 1998 in the capacities indicated below.


         SIGNATURE                         CAPACITY                           DATE
         ---------                         --------                           ----

  PHILIP F. ANSCHUTZ*               Chairman of the Board               April 28, 1998
-----------------------
  PHILIP F. ANSCHUTZ


  JOSEPH P. NACCHIO*                Director, President and             April 28, 1998
-----------------------             Chief Executive Officer
  JOSEPH P. NACCHIO                 (Principal Executive
                                    Officer)

 /s/ ROBERT S. WOODRUFF             Director and Executive              April 28, 1998
-----------------------             Vice President--
     ROBERT S. WOODRUFF             Finance and Chief
                                    Financial Officer and
                                    Treasurer (Principal
                                    Financial Officer and
                                    Principal Accounting
                                    Officer)

   CANNON Y. HARVEY*                Director                            April 28, 1998
-----------------------
   CANNON Y. HARVEY



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


            SIGNATURE                         CAPACITY                 DATE
            ---------                         --------                 ----

   RICHARD T. LIEBHABER*                      Director           April 28, 1998
--------------------------------
   RICHARD T. LIEBHABER


   DOUGLAS L. POLSON*                         Director           April 28, 1998
--------------------------------
   DOUGLAS L. POLSON


   CRAIG D. SLATER*                           Director           April 28, 1998
--------------------------------
   CRAIG D. SLATER


   JORDAN L. HAINES*                          Director           April 28, 1998
--------------------------------
   JORDAN L. HAINES

   W. THOMAS STEPHENS*                        Director           April 28, 1998
--------------------------------
   W. THOMAS STEPHENS

   ROY A. WILKENS*                            Director           April 28, 1998
--------------------------------
   ROY A. WILKENS



*By: /s/ ROBERT S. WOODRUFF, as attorney-in-fact
    --------------------------------------------
         ROBERT S. WOODRUFF



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